September 1, 2020

WisdomTree Asset Management, Inc.

Attention: Jonathan Steinberg

245 Park Avenue, 35th Floor

New York, NY 10167

With a copy to:

WisdomTree Asset Management, Inc.

Attention: Legal Department

245 Park Avenue, 35th Floor

New York, NY 10167

Dear Mr. Steinberg,

Pursuant to that certain Sub-Advisory Agreement between WisdomTree Asset Management, Inc. (the “Investment Adviser”) and Mellon Investments Corporation (the “Sub-Adviser”) dated as of January 1, 2013, as amended (the “Agreement”), the Sub-Adviser hereby provides the Investment Adviser with (i) an amended and restated Appendix A to the Agreement in the form attached hereto and (ii) amended and restated Appendices     B-2 and B-5, as attached hereto.

In particular, this amendment does the following:

(a)    Effective as of August 1, 2020, changes the name of the WisdomTree Modern Tech Platforms Fund, as specified in the chart below:

Current Fund Name	APPENDIX	Fund Ticker	New Fund Name
WisdomTree Modern Tech Platforms Fund	Appendix B-2	PLAT	WisdomTree Growth Leaders Fund

(b)     Adds one (1) fund to Appendices A and B-5, specifically the WisdomTree Enhanced Commodity Strategy Fund.

Sincerely,

/s/Alex Over
Name: Alex Over
Title: Executive Vice President

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Acknowledged and agreed:

WisdomTree Asset Management, Inc.

By:	/s/Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	Chief Executive Officer

Mellon Investments Corporation

By:	/s/Alex Over
Name:	Alex Over
Title:	Executive Vice President

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of September 1, 2020

FUNDS FOR WHICH MELLON INVESTMENTS CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree Enhanced Commodity Strategy Fund

CURRENCY AND INTERNATIONAL FIXED INCOME FUNDS

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

DOMESTIC EQUITY FUNDS

WisdomTree U.S. Total Dividend Fund

WisdomTree U.S. Dividend ex-Financials Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. ESG Fund (f/k/a WisdomTree U.S. Total Market Fund)

WisdomTree U.S. LargeCap Fund (f/k/a WisdomTree U.S. Earnings 500 Fund)

WisdomTree U.S. Quality Shareholder Yield Fund

WisdomTree U.S. MidCap Fund (f/k/a WisdomTree U.S. MidCap Earnings Fund)

WisdomTree U.S. SmallCap Fund (f/k/a WisdomTree U.S. SmallCap Earnings Fund)

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree Cloud Computing Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global High Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Global ex-US Real Estate Fund

A-1

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned-Enterprises Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree Emerging Markets ESG Fund (f/k/a WisdomTree Emerging Markets Dividend Fund)

WisdomTree International ESG Fund (f/k/a WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund)

WisdomTree India ex-State-Owned Enterprises Fund

WisdomTree Growth Leaders Fund (f/k/a WisdomTree Modern Tech Platforms Fund)

FIXED INCOME INFLATION HEDGED FUNDS

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

FIXED INCOME FUNDS

WisdomTree Floating Rate Treasury Fund

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

MULTI ASSET FUNDS

WisdomTree U.S. Multifactor Fund

WisdomTree 90/60 U.S. Balanced Fund

WisdomTree Emerging Markets Multifactor Fund

WisdomTree International Multifactor Fund

The Investment Adviser hereby appoints Mellon Investments Corporation, and Mellon Investments Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON INVESTMENTS CORPORATION

By:	/s/Jonathan Steinberg	By:	/s/Alex Over
	Name: Jonathan Steinberg		Name: Alex Over
	Title: CEO		Title: Executive Vice President

A-2